Exhibit 99.1
October 24, 2011
Board of Directors
Exterran Holdings, Inc.
16666 Northchase Drive
Houston, Texas 77060
Gentlemen:
This letter is to notify you that I hereby resign from the Board of Directors of Exterran Holdings, Inc. (the “Company”) and as President and Chief Executive Officer of the Company, effective October 31, 2011.

Sincerely,
/s/ Ernie L. Danner
Ernie L. Danner